UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 15, 2023 (March 15, 2023)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market

Item 2.02	Results of Operations and Financial Condition.

On March 15, 2023, the Company issued a press release announcing its results of operations for the three and twelve months ended December 31, 2022. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD.

On March 15, 2023, the Company posted its March 2023 Investor Presentation via its investor relations website at https://www.maiden.bm/investor_relations, which presentation is included as Exhibit 99.3 to this Current Report on Form 8-K.

The information under Item 7.01 and the Investor Presentation included to this Form 8-K as Exhibit 99.3 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01	Other Events.

On March 15, 2023, the Company issued a press release announcing its results of operations for the three and twelve months ended December 31, 2022 via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 15, 2023
99.2	Press Release of Maiden Holdings, Ltd., dated March 15, 2023
99.3	Maiden Holdings, Ltd. Investor Update Presentation, March 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 15, 2023	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated March 15, 2023
99.2	Press Release of Maiden Holdings, Ltd., dated March 15, 2023
99.3	Maiden Holdings, Ltd. Investor Update Presentation, March 2023

Exhibit 99.1

PRESS RELEASE
Maiden Holdings, Ltd. Announces
Fourth Quarter and Year End 2022 Financial Results

PEMBROKE, Bermuda, March 15, 2023 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported net income attributable to Maiden common shareholders of $36.2 million or $0.41 per diluted common share for the fourth quarter of 2022 compared to net income of $16.2 million or $0.19 per diluted common share in the fourth quarter of 2021.
Non-GAAP operating earnings(5) were $63.4 million or $0.72 per diluted common share for the fourth quarter of 2022 compared to non-GAAP operating earnings of $2.3 million or $0.03 per diluted common share for the same period in 2021.
Maiden's book value per common share(1) was $2.80 at December 31, 2022 compared to $2.60 at December 31, 2021. Adjusted for the unamortized deferred gain on ceded retroactive reinsurance of $45.4 million at December 31, 2022, the Company's adjusted book value per common share(2) was $3.25 at December 31, 2022.
Patrick J. Haveron and Lawrence F. Metz, Maiden’s Co-Chief Executive Officers stated, "Completion of the exchange of our outstanding preference shares for Maiden common shares produced a gain of $87.2 million or $0.86 per share for our book value during the fourth quarter. It also created value for both our common and former preference shareholders since we completed the exchange, while simplifying our balance sheet, increasing the liquidity in our common shares and expanding the capital flexibility for the Company on a longer-term basis. The exchange also concludes a highly productive phase of the capital management program that we commenced in the fourth quarter of 2020."
Commenting on the fourth quarter of 2022 financial results, Messrs. Haveron and Metz continued, “Fourth quarter results were significantly impacted by underwriting losses in both our AmTrust Reinsurance and Diversified segments, which meaningfully offset the gains from the exchange. The AmTrust Reinsurance segment reported an underwriting loss of $23.2 million, largely the result of adverse prior year loss development of $31.6 million during the quarter as adverse development in general and auto liability, programs, U.K. structural defect and Hospital Liability business lines were the principal drivers of the results. During the second half of 2022 in particular, this loss development was the result of the receipt of newly emergent adverse loss data for both known and unknown claims in these lines, primarily on older underwriting years reported by AmTrust. Accordingly, we have adjusted our carried IBNR and continue to be responsive and proactive to the loss data we are receiving."
Continuing, Messrs. Haveron and Metz also stated, "Our Diversified segment results fell short of expectations, as our GLS unit produced an underwriting loss of $9.1 million in the fourth quarter, the result of adverse loss development from two of its retroactive reinsurance contracts. Although only one new transaction was completed during the fourth quarter, deal flow continues to develop, and we believe we will see additional growth in this platform."
"Our alternative asset portfolio grew by 21% during 2022, and while broader financial market headwinds remain challenging in this quarter, we remain comfortable that our asset management strategy will achieve the targeted long-term returns. Despite losses in our hedge fund investments in 2022 where we have sharply and proactively reduced our asset allocations, year-to-date returns in our alternative portfolio were still positive at 2.0%. In addition, we continued our efficient operating profile and operating expenses were 3.0% lower on a year-over-year basis for the fourth quarter.”
Messrs. Haveron and Metz added, "As interest rates continue to rise, with 29.6% of our fixed income investments in floating rate securities, we should continue to benefit from the rise in interest rates on our financial statements. As noted in our last report, the market environment has led to a more measured pace of deployment of new alternative investment opportunities and we believe the repricing of fixed income assets during 2022 affords us the opportunity to focus on income producing, lower risk assets at more attractive yields."
"Finally, our consolidated balance sheet at December 31, 2022 does not reflect $1.14 in net U.S. deferred tax assets which still maintains a full valuation allowance. While the adverse reserve development experienced in the fourth quarter may impact the timing related to ultimately recognizing this asset, we believe the necessary performance that will enable us to recognize these tax assets in the future continues to accumulate, particularly as our asset portfolio produces more current income."

Exchange of Preference Shares
On December 27, 2022 (the "Exchange Date"), the Company exchanged all outstanding 8.250% Non-Cumulative Preference Shares, Series A (“Series A Preference Shares”), 7.125% Non-Cumulative Preference Shares, Series C (“Series C Preference Shares”) and 6.700% Non-Cumulative Preference Shares, Series D (“Series D Preference Shares” and, together with the Series A Preference Shares and the Series C Preference Shares, the “Preference Shares”) for its common shares, $0.01 par value per share (the “Exchange”). To effectuate the Exchange under the terms of each series of the Preference Shares, the affirmative vote of holders of two-thirds of the issued shares of each series of Preference Shares was required. Maiden Reinsurance Ltd. ("Maiden Reinsurance"), which owned approximately 74% of each series of the Preference Shares immediately preceding the Exchange Date, consented to the variations for each of the series of Preference Shares in order to effectuate the Exchange. The Exchange was approved by a special committee of the Board of the Company consisting of disinterested directors and, upon advice of the special committee's financial advisor, approved the conversion ratio. Under the terms of the Exchange, preference shareholders received common shares of the Company having a fair value that meets the “Minimum Price” as determined in accordance with the rules of the Nasdaq and as described in an information statement that the Company filed with the Securities and Exchange Commission (the “SEC”) and distributed to preference shareholders.
As of December 27, 2022, Maiden Reinsurance owns 29% of the Company's total outstanding common shares as described above, which is eliminated for accounting and financial reporting purposes on the Company’s consolidated financial statements. The voting power of Maiden Reinsurance, with respect to its investment in Maiden common shares, will be capped at 9.5% pursuant to the bye-laws of the Company. The Exchange and ownership of the common shares by Maiden Reinsurance was made in compliance with Maiden Reinsurance's investment policy which has been approved by the Vermont Department of Financial Regulation ("Vermont DFR"). The Vermont DFR additionally specifically approved the ownership of the Company's common shares by Maiden Reinsurance related to the Exchange.
The Company offered three common shares as consideration for each Preference Share tendered. A total of 1,500,050 shares of Series A Preference Shares, 1,744,028 shares of Series C Preference Shares, and 1,542,806 shares of Series D Preference Shares were accepted, resulting in the issuance of 14,360,652 common shares to non-affiliates at a fair value of $28.4 million. The value of each Preference Share so exchanged was equal to three times the average closing price of common shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the Exchange Date of December 27, 2022 which was $1.98. Such Common Shares are listed for trading on the NASDAQ Capital Market under the symbol “MHLD.”
The number of the Company's Preference Shares held by Maiden Reinsurance immediately prior to the Exchange Date was 13,813,116. Therefore, 41,439,348 common shares were issued to Maiden Reinsurance in exchange for the Preference Shares held which are reflected as treasury shares on the Company's Consolidated Balance Sheet and are not treated as outstanding common shares on December 31, 2022. As of March 8, 2023, 142,971,499 common shares were issued of which 101,532,151 common shares were deemed outstanding due to the ownership by Maiden Reinsurance which are treated as treasury shares and not included in the computation of consolidated book value and earnings per common share.
As a result of the Exchange, the Preference Shares were delisted from and no longer trade on the New York Stock Exchange as of the Exchange Date. No Preference Shares are issued or outstanding, and the Preference Shares were deregistered under the Securities Exchange Act of 1934, as amended. In addition, all rights of the former holders related to ownership of the Preference Shares have been terminated.
Consolidated Results for the Quarter Ended December 31, 2022
Net income attributable to Maiden common shareholders for the three months ended December 31, 2022 was $36.2 million compared to net income of $16.2 million for the same period in 2021. The net income for the three months ended December 31, 2022 included a gain from the Exchange of $87.2 million compared to a gain of $3.8 million for Preference Shares repurchases during the same period in 2021.
Excluding gains from the Exchange and repurchase of our Preference Shares, our net loss was $51.0 million for the three months ended December 31, 2022 compared to net income of $12.4 million for the same period in 2021 largely due to the following factors:
•underwriting loss(4) of $35.5 million in the fourth quarter of 2022 compared to underwriting income of $5.2 million in the same period in 2021. The decrease in underwriting results was largely due to:
•adverse prior year loss development of $38.1 million in the fourth quarter of 2022 compared to favorable prior year loss development of $3.9 million during the same period in 2021;
•on a current accident year basis, underwriting income of $2.6 million for the three months ended December 31, 2022 compared to underwriting income of $1.3 million for the same period in 2021.
•total income from investment activities was $3.1 million for the three months ended December 31, 2022 compared to $14.9 million for the same period in 2021 which was comprised of:

•net investment income of $9.2 million for the three months ended December 31, 2022 compared to $7.4 million for the same period in 2021;
•net realized and unrealized investment losses of $8.0 million for the three months ended December 31, 2022 compared to net realized and unrealized investment gains of $4.6 million for the same period in 2021; and
•interest in income of equity method investments of $1.9 million for the three months ended December 31, 2022 compared to income of $2.8 million for the same period in 2021.
The decrease in our results was partially offset by the following:
•corporate general and administrative expenses decreased to $3.9 million for the three months ended December 31, 2022 compared to $4.1 million for the same period in 2021; and
•foreign exchange and other losses of $10.9 million during the three months ended December 31, 2022, compared to foreign exchange and other gains of $1.6 million for the same period in 2021.
Net premiums written for the three months ended December 31, 2022 were $7.0 million compared to $2.9 million for the same period in 2021. Net premiums written in the Diversified Reinsurance segment increased by $1.5 million for the three months ended December 31, 2022 compared to the same period in 2021 largely due to direct gross premiums written by wholly owned Swedish subsidiaries Maiden Life Försäkrings AB ("Maiden LF") and Maiden General Försäkrings AB ("Maiden GF") which increased by $1.5 million or 26.1% during the three months ended December 31, 2022, compared to the same period in 2021.
Negative gross written premiums in the AmTrust Reinsurance segment were negligible in the three months ended December 31, 2022 compared to negative premiums of $2.6 million for the same period in 2021. Net premiums earned increased by $1.0 million or 8.0% for the three months ended December 31, 2022 compared to the same period in 2021.
Net investment income increased by $1.8 million or 24.0% for the three months ended December 31, 2022 compared to the same period in 2021, primarily due to an increase in annualized average book yields from fixed income assets to 2.8% for the three months ended December 31, 2022 compared to 1.9% for the same period in 2021.
Net realized and unrealized investment losses for the three months ended December 31, 2022 were $8.0 million compared to gains of $4.6 million for the same period in 2021. Net realized investment losses and gains for the three months ended December 31, 2022 and 2021, respectively, largely reflect sales of bonds for settlement of claim payments to AmTrust during a rising interest rate environment.
Net loss and LAE increased by $36.2 million during the three months ended December 31, 2022 compared to the same period in 2021. Net loss and LAE for the fourth quarter of 2022 was impacted by net adverse prior year reserve development of $38.1 million compared to net favorable prior year reserve development of $3.9 million during the fourth quarter of 2021. The AmTrust Reinsurance segment produced adverse prior year loss development of $31.6 million in the fourth quarter of 2022 compared to favorable development of $2.9 million in the same period in 2021. The Diversified Reinsurance segment produced adverse prior year loss development of $6.5 million in the fourth quarter of 2022, which included $3.1 million of adverse loss development from Genesis Legacy Solutions ("GLS"), compared to favorable prior year development of $0.9 million in 2021.
Commission and other acquisition expenses were $5.7 million for the three months ended December 31, 2022 and 2021, respectively.
Total general and administrative expenses decreased by $0.2 million, or 3.0% for the three months ended December 31, 2022, compared to the same period in 2021 due to lower legal and professional fees incurred.
Consolidated Results for the Year Ended December 31, 2022
Net income available to Maiden common shareholders for the year ended December 31, 2022 was $55.4 million compared to $117.6 million in 2021. The net income for the year ended December 31, 2022 included combined gains from the Exchange and repurchase of our Preference Shares of $115.5 million for the year ended December 31, 2022 compared to the gain of $91.0 million for Preference Share repurchases during 2021.
Excluding the gain from the Exchange and repurchase of our Preference Shares, our net loss was $60.0 million for the year ended December 31, 2022 compared to net income of $26.6 million in 2021 largely due to the following factors:
•underwriting loss(4) of $54.9 million in the year ended December 31, 2022 compared to underwriting income of $11.6 million in 2021. The decrease in underwriting results was primarily due to:
•adverse prior year loss development of $32.6 million for the year ended December 31, 2022 compared to favorable prior year loss development of $27.6 million in 2021 detailed as follows:

•Our AmTrust Reinsurance segment had adverse prior year loss development of $28.1 million for 2022, compared to favorable prior year loss development of $24.0 million in 2021.
•Our Diversified Reinsurance segment had adverse prior year loss reserve development of $4.6 million for 2022, which included $1.8 million of adverse development in GLS, compared to favorable development of $3.6 million in 2021;
•on a current accident year basis, an underwriting loss of $22.3 million for the year ended December 31, 2022 compared to an underwriting loss of $16.0 million in 2021, experienced in our AmTrust Reinsurance segment and Diversified Reinsurance segment. Our Diversified Reinsurance segment included a decrease of $4.8 million in the fair value of underwriting-related derivatives due to acceleration of covered payments which triggered coverage in excess of the contracts risk margin within GLS;
•negative earned premium adjustments of $15.8 million in the AmTrust Reinsurance segment related to premium adjustments for surcharges on Workers' Compensation policies and inuring AmTrust reinsurance for certain programs in Specialty Risk and Extended Warranty cessions (collectively the "AmTrust Cession Adjustments"). Net of commission and loss adjustments, this contributed an underwriting loss of $5.1 million to our reported results during the year ended December 31, 2022; and
•an exit cost of $3.7 million for the Commutation Agreement in our AmTrust Reinsurance segment.

•total income from investment activities was $24.7 million for the year ended December 31, 2022 compared to $52.4 million in 2021 which was comprised of:
•net investment income decreased to $30.1 million for the year ended December 31, 2022 compared to $32.0 million in 2021 due to a decline in average fixed income assets of 31.7%. Despite the sharp decline in average invested fixed income assets, net investment income decreased at a much lower rate due to an increase in annualized average book yields to 2.2% for 2022 compared to 1.9% in 2021;
•net realized and unrealized investment losses of $5.1 million for the year ended December 31, 2022 compared to realized and unrealized investment gains of $12.6 million in 2021; and
•interest in loss of equity method investments of $0.2 million for the year ended December 31, 2022 compared to an interest in income of equity method investments of $7.7 million for the same period in 2021. The current year results from equity method investments were hindered by a $5.1 million loss in our hedge fund equity method investments during the year ended December 31, 2022.
The decrease in our results as discussed above was partially offset by the following:
•corporate general and administrative expenses decreased to $19.3 million for the year ended December 31, 2022 compared to $25.7 million in 2021 due to lower payroll and equity-based incentive compensation costs for employees and lower professional fees incurred; and
•foreign exchange and other gains increased to $8.3 million for the year ended December 31, 2022 compared to foreign exchange and other gains of $7.7 million in 2021.
Net premiums written for the year ended December 31, 2022 were $5.1 million compared to $10.4 million in 2021. Net premiums written in the Diversified Reinsurance segment increased by $7.5 million for the year ended December 31, 2022 compared to 2021 partly due to the prior year return of unearned premiums written in German Auto quota share reinsurance contract which went into run-off on January 1, 2021. Direct gross premiums written by Maiden LF and Maiden GF increased by $2.7 million or 12.3% during the year ended December 31, 2022, compared to 2021.
Negative net premiums written in the AmTrust Reinsurance segment were $18.5 million in the year ended December 31, 2022 compared to $5.7 million in 2021 resulting from the aforementioned AmTrust Cession Adjustments.
Net premiums earned decreased by $15.3 million or 28.8% for the year ended December 31, 2022 compared to 2021 primarily due to the aforementioned AmTrust Cession Adjustments which produced negative earned premiums of $15.8 million in the AmTrust Reinsurance segment.
Net investment income decreased by $1.9 million or 6.1% for the year ended December 31, 2022 compared to 2021, due to the decline in average aggregate fixed income assets of 31.7% in the same period. The decline in fixed income assets is the result of the continued run-off of our reinsurance liabilities previously written on prospective risks, resulting in significant negative operating cash flows as we run-off these existing reinsurance liabilities.
The Company's investment portfolio experienced an increase in annualized average book yields from fixed income assets to 2.2% for the year ended December 31, 2022 compared to 1.9% in 2021. This was partly driven by a shorter duration on our fixed income portfolio combined with 29.6% of our fixed income investments as of December 31, 2022 invested in floating rate assets which enabled us to take advantage of a higher interest rate environment by reinvesting at higher yields more quickly. Also, interest income on funds withheld and related party loans have increased since these assets carry periodically adjusted interest rates and have directly benefited from the rise in rates during the year.
Net realized and unrealized investment losses were $5.1 million for the year ended December 31, 2022 compared to gains of $12.6 million in 2021. Net realized investment losses and gains for the year ended December 31, 2022 and 2021, respectively, primarily reflect sales of fixed maturity bonds for the settlement of claim payments to AmTrust, the sale of which resulted in net realized losses of $3.0 million in 2022 compared to net realized gains of $9.1 million in 2021.
Net loss and LAE increased by $50.7 million during the year ended December 31, 2022 compared to 2021. Net loss and LAE for the year ended December 31, 2022 was impacted by net adverse prior year reserve development of $32.6 million compared to net favorable prior year reserve development of $27.6 million during 2021. Our AmTrust Reinsurance segment had adverse prior year loss development of $28.1 million for 2022, compared to favorable prior year loss development of $24.0 million in 2021. Our Diversified Reinsurance segment had adverse prior year loss reserve development of $4.6 million for 2022, which included $1.8 million of adverse development in GLS, compared to favorable development of $3.6 million in 2021.
Commission and other acquisition expenses decreased by $6.3 million or 25.5% for the year ended December 31, 2022, compared to 2021 primarily due to negative earned premiums in the AmTrust Reinsurance segment which reduced commission costs related to the AmTrust Cession Adjustments by $5.4 million.
Total general and administrative expenses decreased by $5.1 million, or 14.1% for the year ended December 31, 2022, compared to 2021 primarily due to lower payroll and equity-based incentive staff compensation costs and lower regulatory and professional fees incurred.
Operating Results for the three and twelve months ended December 31, 2022
In addition to other adjustments, management adjusts its reported GAAP net income and underwriting results by excluding incurred losses and LAE covered by the Loss Portfolio Transfer and Adverse Development Cover Agreement ("LPT/ADC Agreement") with Cavello Bay Reinsurance Ltd. ("Cavello"), a subsidiary of Enstar Group Limited. Such losses are fully recoverable from Cavello, and therefore adjusting for these losses shows the ultimate economic benefit of the LPT/ADC Agreement to Maiden.
Non-GAAP operating earnings were $63.4 million or $0.72 per diluted common share for the fourth quarter of 2022 compared to non-GAAP operating earnings of $2.3 million or $0.03 per diluted common share for the fourth quarter of 2021. Adjusted to include net realized and unrealized investment losses or gains and an interest in loss or income of equity method investments which are recurring parts of investment results with the Company’s underwriting activities in run-off, non-GAAP operating earnings were $57.4 million or $0.65 per diluted common share for the fourth quarter of 2022, compared to non-GAAP operating earnings of $9.8 million or $0.11 per diluted common share for the fourth quarter of 2021.
Non-GAAP operating earnings were $52.1 million or $0.60 per diluted common share for the year ended December 31, 2022 compared to non-GAAP operating earnings of $60.5 million or $0.70 per diluted common share for 2021. Adjusted to include net realized and unrealized investment losses or gains and an interest in loss or income of equity method investments which are recurring parts of investment results with the Company’s underwriting activities in run-off, the non-GAAP operating earnings was $46.7 million or $0.53 per diluted common share for the year ended December 31, 2022, compared to non-GAAP operating earnings of $80.9 million or $0.93 per diluted common share for 2021.
Similar to the reported GAAP results, the reduction in non-GAAP operating results for the year ended December 31, 2022 compared to 2021 was primarily due to a non-GAAP underwriting loss of $55.4 million for the year ended December 31, 2022, compared to a non-GAAP underwriting loss of $17.5 million in 2021. Underwriting performance was offset by gains of $115.5 million from the Exchange and repurchase of Preference Shares at market values for the year ended December 31, 2022 compared to gains of $91.0 million for Preference Shares repurchases during 2021.
The unamortized deferred gain on retroactive reinsurance under the LPT/ADC Agreement with Cavello was $45.4 million as of December 31, 2022, a decrease of $0.5 million compared to $45.9 million at December 31, 2021. Despite net adverse loss development of $28.1 million reported in the AmTrust Reinsurance segment in 2022, $15.5 million of this development was subject to coverage under the LPT/ADC Agreement, and was mostly offset by $16.0 million of favorable loss development on certain Workers Compensation losses that were commuted to AmTrust in 2019 that inure to the benefit of Cavello as opposed to the Company under the terms of LPT/ADC Agreement.
Adjusted for prior year reserve development under the AmTrust Quota Share which is fully recoverable from Cavello under the LPT/ADC Agreement, the non-GAAP net loss and LAE for the year ended December 31, 2022 decreased by $10.3 million and increased by $0.5 million during the three and twelve months ended December 31, 2022, respectively. The non-GAAP underwriting loss(9) was $25.3 million and $55.4 million for the three and twelve months ended December 31, 2022, respectively, compared to non-GAAP underwriting income of $0.4 million and non-GAAP underwriting loss of $17.5 million, respectively, for the three and twelve months ended December 31, 2021, respectively. The non-GAAP underwriting results for the three and twelve months ended December 31, 2021 were adjusted for favorable loss development covered by the LPT/ADC Agreement of $4.8 million and $29.1 million, respectively.
For the three and twelve months ended December 31, 2022, our non-GAAP operating earnings included underwriting results for business not covered by the LPT/ADC Agreement, specifically the European Hospital Liability business and run-off of the AmTrust Reinsurance segment with losses occurring after December 31, 2018. The adverse loss development of $13.2 million experienced in European Hospital Liability business for the year ended December 31, 2022 and adverse development of $7.9 million experienced in 2021 was not covered by the LPT/ADC Agreement.
Please refer to the Non-GAAP Financial Measures tables in this earnings release for additional information on these non-GAAP financial measures and reconciliation of these measures to the appropriate GAAP measures.
Annual Report on Form 10-K for the Year Ended December 31, 2022 and Other Financial Matters
The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 was filed with the U.S. Securities and Exchange Commission on March 15, 2023. Additional information on the matters reported in this news release along with other required disclosures can be found in that filing.
Total assets were $1.8 billion at December 31, 2022 compared to $2.3 billion at December 31, 2021. Shareholders' equity was $284.6 million at December 31, 2022 compared to $384.3 million at December 31, 2021. There were no outstanding preference shares at December 31, 2022 compared to $159.2 million of preference shares outstanding at December 31, 2021.
Adjusted shareholders' equity(2) was $330.0 million at December 31, 2022 compared to $434.2 million at December 31, 2021, which includes an unamortized deferred gain under the LPT/ADC Agreement of $45.4 million at December 31, 2022 and $45.9 million at December 31, 2021.
As of December 31, 2022, GLS and its subsidiaries have insurance related liabilities assumed through retroactive reinsurance contracts of $45.1 million including total reserves of $28.2 million, derivative liability on retroactive reinsurance of $14.6 million, and deferred gains on retroactive reinsurance of $2.3 million. GLS reported an operating loss of $7.0 million for the year ended December 31, 2022 compared to $2.5 million in 2021, primarily driven by a $4.8 million decrease in the fair value of underwriting-related derivatives due to the acceleration of covered payments which triggered coverage in excess of the contracts risk margin and $1.8 million of adverse development experienced in 2022.
The Company's wholly owned subsidiary, Maiden Holdings North America, Ltd., holds net operating loss carryforwards ("NOLs") which were $280.7 million as of December 31, 2022. These NOLs, in combination with additional net deferred tax assets primarily related to our insurance liabilities, result in a U.S. deferred tax asset (before valuation allowance) of $116.2 million or $1.14 per common share as of December 31, 2022. These net deferred tax assets are not presently recognized on the Company’s balance sheet as a full valuation allowance is carried against them.
The Company no longer presents certain non-GAAP measures such as combined ratio and its related components in its news release or its quarterly reports, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate our financial results.
Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends on its common shares during the three and twelve months ended December 31, 2022 and 2021.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core to those companies' operations, working with clients to develop and implement finality solutions including acquiring entire companies that enable our clients to meet their capital and risk management objectives.
(1)(2)(4)(5)(9) Please refer to the Non-GAAP Financial Measures tables for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. COVID-19 triggered a period of increased volatility with respect to global economic conditions. During the year ended December 31, 2022, inflation became unusually high in many parts of the world, and central banks in the U.S. and other countries aggressively raised interest rates to counter inflation by slowing economic activity. Monetary policy tightening actions are ongoing at December 31, 2022, and their long-term impact on financial markets and the real economy is currently uncertain. Please also see additional risks described in "Part I, Item 1A, Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2022.
The Company cautions that the list of important risk factors in its Annual Report on Form 10-K for the year ended December 31, 2022 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.
Any discrepancies between the amounts included in the results of operations discussion and the consolidated financial statement tables are due to rounding.

CONTACT:

FGS Global
Maiden@fgsglobal.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS (Audited)
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2022	December 31, 2021
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2022 - $330,439; 2021 - $595,344)	$314,527	$597,145
Equity securities, at fair value	43,621	24,003
Equity method investments	80,159	83,742
Other investments	148,753	117,722
Total investments	587,060	822,612
Cash and cash equivalents	30,986	26,668
Restricted cash and cash equivalents	15,638	39,419
Accrued investment income	4,122	5,695
Reinsurance balances receivable, net	10,707	19,507
Reinsurance recoverable on unpaid losses	556,116	562,845
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	24,976	36,703
Funds withheld receivable	441,412	636,412
Other assets	7,874	4,774
Total assets	$1,846,866	$2,322,610
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,131,408	$1,489,373
Unearned premiums	67,081	100,131
Deferred gain on retroactive reinsurance	47,708	48,960
Accrued expenses and other liabilities	60,518	44,542
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	6,928	7,153
Senior notes, net	255,572	255,347
Total liabilities	1,562,287	1,938,353
Commitments and Contingencies
EQUITY
Preference shares	—	159,210
Common shares	1,492	923
Additional paid-in capital	884,259	768,650
Accumulated other comprehensive loss	(41,234)	(12,215)
Accumulated deficit	(442,863)	(498,295)
Treasury shares, at cost	(117,075)	(34,016)
Total Equity	284,579	384,257
Total Liabilities and Equity	$1,846,866	$2,322,610

Book value per common share(1)	$2.80	$2.60

Common shares outstanding	101,532,151	86,467,242

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Gross premiums written	$6,930	$3,073	$5,479	$10,938
Net premiums written	$6,997	$2,885	$5,082	$10,403
Change in unearned premiums	6,919	10,002	32,650	42,590
Net premiums earned	13,916	12,887	37,732	52,993
Other (expense) insurance revenue, net	(5,418)	121	(4,530)	1,067
Net investment income	9,199	7,417	30,070	32,013
Net realized and unrealized investment (losses) gains	(7,988)	4,635	(5,140)	12,648
Total revenues	9,709	25,060	58,132	98,721
Expenses:
Net loss and loss adjustment expenses	35,974	(239)	57,991	7,307
Commission and other acquisition expenses	5,700	5,686	18,511	24,840
General and administrative expenses	6,276	6,467	30,947	36,020
Total expenses	47,950	11,914	107,449	68,167
Other expenses
Interest and amortization expenses	4,833	4,832	19,331	19,327
Foreign exchange and other losses (gains)	10,866	(1,615)	(8,255)	(7,685)
Total other expenses	15,699	3,217	11,076	11,642
(Loss) income before income taxes	(53,940)	9,929	(60,393)	18,912
Less: Income tax (benefit) expense	(1,008)	378	(557)	15
Interest in income (loss) of equity method investments	1,938	2,836	(205)	7,748
Net (loss) income	(50,994)	12,387	(60,041)	26,645
Gain from repurchase and exchange of preference shares	87,240	3,830	115,473	90,998
Net income available to Maiden common shareholders	$36,246	$16,217	$55,432	$117,643
Basic and diluted earnings per share available to Maiden common shareholders	$0.41	$0.19	$0.63	$1.35
Annualized return on average common equity	58.4%	29.2%	21.8%	65.6%
Weighted average number of common shares - basic	87,637,607	86,457,797	87,112,711	86,068,278
Adjusted weighted average number of common shares and assumed conversions - diluted	87,637,607	86,462,134	87,113,974	86,072,667

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended December 31, 2022	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$6,948	$(18)	$6,930
Net premiums written	$7,015	$(18)	$6,997
Net premiums earned	$7,971	$5,945	$13,916
Other insurance expense, net	(5,418)	—	(5,418)
Net loss and loss adjustment expenses ("loss and LAE")	(9,538)	(26,436)	(35,974)
Commission and other acquisition expenses	(3,480)	(2,220)	(5,700)
General and administrative expenses(3)	(1,850)	(496)	(2,346)
Underwriting loss (4)	$(12,315)	$(23,207)	(35,522)
Reconciliation to net loss
Net investment income and net realized and unrealized investment losses			1,211
Interest and amortization expenses			(4,833)
Foreign exchange and other losses, net			(10,866)
Other general and administrative expenses(3)			(3,930)
Income tax benefit			1,008
Interest in income of equity method investments			1,938
Net loss			$(50,994)

For the Three Months Ended December 31, 2021	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$5,686	$(2,613)	$3,073
Net premiums written	$5,498	$(2,613)	$2,885
Net premiums earned	$6,958	$5,929	$12,887
Other insurance revenue	121	—	121
Net loss and LAE	(1,070)	1,309	239
Commission and other acquisition expenses	(3,425)	(2,261)	(5,686)
General and administrative expenses(3)	(1,637)	(729)	(2,366)
Underwriting income(4)	$947	$4,248	5,195
Reconciliation to net income
Net investment income and net realized and unrealized investment gains			12,052
Interest and amortization expenses			(4,832)
Foreign exchange and other gains, net			1,615
Other general and administrative expenses(3)			(4,101)
Income tax expense			(378)
Interest in income of equity method investments			2,836
Net income			$12,387

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Audited)
(in thousands of U.S. dollars)

For the Year Ended December 31, 2022	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$24,017	$(18,538)	$5,479
Net premiums written	$23,620	$(18,538)	$5,082
Net premiums earned	$27,983	$9,749	$37,732
Other insurance expense, net	(4,530)	—	(4,530)
Net loss and LAE	(12,483)	(45,508)	(57,991)
Commission and other acquisition expenses	(14,164)	(4,347)	(18,511)
General and administrative expenses(3)	(8,857)	(2,777)	(11,634)
Underwriting loss(4)	$(12,051)	$(42,883)	(54,934)
Reconciliation to net loss
Net investment income and net realized and unrealized investment losses			24,930
Interest and amortization expenses			(19,331)
Foreign exchange and other gains, net			8,255
Other general and administrative expenses(3)			(19,313)
Income tax benefit			557
Interest in loss from equity method investments			(205)
Net loss			$(60,041)

For the Year Ended December 31, 2021	Diversified Reinsurance	AmTrust Reinsurance	Total
Gross premiums written	$16,633	$(5,695)	$10,938
Net premiums written	$16,098	$(5,695)	$10,403
Net premiums earned	$27,681	$25,312	$52,993
Other insurance revenue	1,067	—	1,067
Net loss and LAE	(4,286)	(3,021)	(7,307)
Commission and other acquisition expenses	(15,093)	(9,747)	(24,840)
General and administrative expenses(3)	(7,827)	(2,514)	(10,341)
Underwriting income(4)	$1,542	$10,030	11,572
Reconciliation to net income
Net investment income and net realized and unrealized investment gains			44,661
Interest and amortization expenses			(19,327)
Foreign exchange and other gains, net			7,685
Other general and administrative expenses(3)			(25,679)
Income tax expense			(15)
Interest in income from equity method investments			7,748
Net income			$26,645

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Non-GAAP operating earnings(5)	$63,432	$2,346	$52,070	$60,481
Non-GAAP basic and diluted operating earnings per common share available to Maiden common shareholders(5)	$0.72	$0.03	$0.60	$0.70
Annualized non-GAAP operating return on average adjusted common equity(6)	87.9%	3.4%	17.2%	25.0%
Reconciliation of net income available to Maiden common shareholders to non-GAAP operating earnings:
Net income available to Maiden common shareholders	$36,246	$16,217	$55,432	$117,643
Add (subtract):
Net realized and unrealized investment losses (gains)	7,988	(4,635)	5,140	(12,648)
Foreign exchange and other losses (gains)	10,866	(1,615)	(8,255)	(7,685)
Interest in (income) loss of equity method investments	(1,938)	(2,836)	205	(7,748)
Change in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	10,270	(4,785)	(452)	(29,081)
Non-GAAP operating earnings (5)	$63,432	$2,346	$52,070	$60,481
Weighted average number of common shares - basic	87,637,607	86,457,797	87,112,711	86,068,278
Adjusted weighted average number of common shares and assumed conversions - diluted	87,637,607	86,462,134	87,113,974	86,072,667
Reconciliation of diluted earnings per share available to Maiden common shareholders to non-GAAP diluted operating earnings per share available to Maiden common shareholders:
Diluted earnings per share available to Maiden common shareholders	$0.41	$0.19	$0.63	$1.35
Add (subtract):
Net realized and unrealized investment losses (gains)	0.09	(0.05)	0.06	(0.14)
Foreign exchange and other losses (gains)	0.12	(0.02)	(0.09)	(0.09)
Interest in (income) loss of equity method investments	(0.02)	(0.03)	0.01	(0.09)
Change in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	0.12	(0.06)	(0.01)	(0.33)
Non-GAAP diluted operating earnings per share available to Maiden common shareholders	$0.72	$0.03	$0.60	$0.70
Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$6,930	$3,073	$5,479	$10,938
Net premiums written	$6,997	$2,885	$5,082	$10,403
Net premiums earned	$13,916	$12,887	$37,732	$52,993
Other insurance (expense) revenue, net	(5,418)	121	(4,530)	1,067
Non-GAAP net loss and LAE(9)	(25,704)	(4,546)	(58,443)	(36,388)
Commission and other acquisition expenses	(5,700)	(5,686)	(18,511)	(24,840)
General and administrative expenses(3)	(2,346)	(2,366)	(11,634)	(10,341)
Non-GAAP underwriting (loss) income(9)	$(25,252)	$410	$(55,386)	$(17,509)

Net loss and LAE	$35,974	$(239)	$57,991	$7,307
Less: change in deferred gain on retroactive reinsurance under the LPT/ADC Agreement	10,270	(4,785)	(452)	(29,081)
Non-GAAP net loss and LAE(9)	$25,704	$4,546	$58,443	$36,388

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	December 31, 2022	December 31, 2021
Investable assets:
Total investments	$587,060	$822,612
Cash and cash equivalents	30,986	26,668
Restricted cash and cash equivalents	15,638	39,419
Loan to related party	167,975	167,975
Funds withheld receivable	441,412	636,412
Total investable assets(7)	$1,243,071	$1,693,086

Capital:
Preference shares	$—	$159,210
Common shareholders' equity	284,579	225,047
Total shareholders' equity	284,579	384,257
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(8)	$547,079	$646,757

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$284,579	$384,257
LP Investment Adjustment	—	4,083
Unamortized deferred gain on LPT/ADC Agreement	45,408	45,860
Adjusted shareholders' equity(2)	$329,987	$434,200

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$2.80	$2.60
LP Investment Adjustment	—	0.05
Unamortized deferred gain on LPT/ADC Agreement	0.45	0.53
Adjusted book value per common share(2)	$3.25	$3.18

(1) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the following items: 1) the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement; and 2) an adjustment which reflects the equity method accounting related to the fair value of certain hedged liabilities within an equity method investment in a limited partnership held by the Company wherein the ultimate realizable value of the asset supporting the hedged liabilities cannot currently be recognized at fair value. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. The LP Investment Adjustment reflects the fair value of the assets not presently able to be recognized currently. We believe reflecting the economic benefit of both items is helpful to understand future trends in our operations, which will improve the Company's shareholders' equity over the settlement or contract periods, respectively.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income (loss).

(4) Underwriting income or loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business, which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings and non-GAAP basic and diluted operating earnings per common share are non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, foreign exchange and other gains and losses, interest in income of equity method investment, and (favorable) adverse prior year loss development subject to LPT/ADC Agreement and should not be considered as an alternative to net income. The Company's management believes that the use of non-GAAP operating earnings and non-GAAP diluted operating earnings per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income.

(6) Non-GAAP operating return on average adjusted common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted common shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average adjusted common shareholders' equity adjusted for the deferred gain on LPT/ADC Agreement and LP Investment Adjustment.

(7) Investable assets are the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources are the sum of the Company's principal amount of debt and shareholders' equity.

(9) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the (favorable) adverse prior year loss development subject to LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases
Fourth Quarter 2022 Financial Results

PEMBROKE, Bermuda, March 15, 2023 (GLOBE NEWSWIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) ("Maiden") has released its fourth quarter 2022 financial results via its investor relations website. Concurrent with releasing its results, Maiden also published an investor update presentation. Both documents are posted at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Maiden creates shareholder value by actively managing and allocating our assets and capital, including through ownership and management of businesses and assets mostly in the insurance and related financial services industries where we can leverage our deep knowledge of those markets. Maiden also provides a full range of legacy services to small insurance companies, particularly those in run-off or with blocks of reserves that are no longer core, working with clients to develop and implement finality solutions including acquiring entire companies that enable our clients to meet their capital and risk management objectives.